Exhibit 99.1

Mark Manion Executive Vice President and Chief Operating Officer 1 As market conditions have changed, we’ve responded by reducing expenses. We have done so while continuing improvements in service and maintaining a strong safety process. As you’ll hear today, the systems we developed and implemented to meet the challenge of growth have been just as critical and just as effective in adjusting the network to the current business. This has enabled us to implement significant cost reductions, while improving our service delivery. Let me take a few minutes to talk about what we are we doing in all four of our Operating areas - Transportation, Engineering, Mechanical and Customer Service. There are many initiatives to reduce costs and increase efficiency and we’ll take a high level look at some of them. But first, let’s talk about Safety — a core value at Norfolk Southern.

Rail Industry Safety 4 Months 2009 Preliminary (Injury Ratio per 200,000 Employee-Hours) The railroad industry has made great improvements in Safety over the last several years and the railroads of North America are widely recognized as the safest mode of transportation. Norfolk Southern is the recognized industry leader and two weeks ago, was awarded its 20th consecutive Gold Harriman Award for employee safety. This is important for a number of reasons. Chief among them are: 1) We place great value on our employees’ safe return to their home, and families each day. This is a big deal in terms of quality of life. 2) It also means we have a stable, more predictable workforce. 3) And, of course, fewer injuries and accidents result in lower costs. We recognize that our long winning streak isn’t a guarantee of future success, and we continually strive for improvement.

TOP Response to Volume Changes Road Train Crew Starts More than just a transportation company, we recognize that we are a critical part of our customers’ distribution function and as such, we must consistently provide the optimal level of service to our customers. That’s as critical now, in a down market, as it ever was as our customers seek to optimize their operations. And, we have to provide that commitment to service while adjusting to changing business conditions. As you’ll hear later the Thoroughbred Operating Plan (or TOP) is a dynamic plan that is under continual evaluation. New modeling tools enable us to quickly measure the impact of changes in the plan on network velocity, car handlings, route miles, and car days per shipment — all key elements of our cost structure and service delivery. And, we’re able to assess those before moving the changes into production. In the first four months of this year, we have reduced train operations (as measured by crew starts) by over 15%. And we continue to find additional efficiencies. In fact the run rate is significantly higher. April road crew starts were reduced nearly 19% from prior year levels. We expect May road crew starts will be reduced by 25% from the previous year.

TOP Response to Volume Changes Yard Assignments Similarly, we have also been adjusting terminal operations as well as local service schedules. And again, with a close eye on network velocity, car handlings, route miles, and car days per shipment, so as to assure that these cost and service components are not adversely impacted. Buckeye Yard in Columbus, OH is a good example of our approach. This is one of our hump yards where operations have been gradually reduced over a period of months to the point where it’s now shut down. We diverted traffic flows to other classification yards with little or no impact on service or shipment transit times. This will produce approximately $34 million in annualized savings. There have been reductions of varying degrees at all our major terminals and we continue to monitor volumes for potential additional reductions. We’ve also modified local service plans consistent with reductions in customer operations. These efforts have netted a reduction in yard and local crew starts of just over 12% for the first four months of the year vs prior year; April reductions were 15% vs. year ago levels and May will come in at about a 22% reduction. * includes savings from Mechanical

Net of Car Rents (in 000’s) We focus on service and network velocity as we adjust our operation because we are keenly aware of the direct relationship to our operating costs. Many of our costs, particularly car hire rents paid to other carriers are time based costs. Network velocity is critical to minimizing these costs. By both modeling the impact of operational changes prior to implementation and then closely monitoring them after implementation, we ensure that reductions in reduced train and terminal operations don’t manifest themselves as cost increases in car hire. Norfolk Southern is a net payer of car hire due to the nature of our market area (inbound markets vs originating markets). Net payments for the first four months of 2009 declined by about 9% and for April were nearly 16% below prior year levels.

Fuel Consumption (Millions of Gallons) As you would expect, reduced train operations have resulted in less fuel consumed. But savings also reflect initiatives in fuel efficiency which you’ll hear more about later. For four months, fuel consumption is down 21% and in April it was reduced 26% below prior year levels.

Train & Engine Service Active Employees by Month We’ve been judicious about our T&E furloughs. We began reductions last fall and now have over 1,400 T&E employees furloughed. While we’ve reduced our employee count, it’s important to note the real savings comes from reducing crew starts (which you saw earlier) and improving system velocity. Our T&E employees are essentially paid on an activity basis, so while we’ve furloughed about 12% of our T&E forces, we don’t think there’s a good short term cost advantage to significantly increasing the T&E furlough pace. We’ll incur some additional costs in health and welfare benefits, but we think it’s more expensive in the long run to let people go, and then have to hastily try and rehire them when business recovers. The result is that some T&E employees aren’t making as many trips, and consequently are earning less.

Overtime Paid (In Millions) T&E Non-T&E Keeping in mind some amount of overtime is inevitable — such as on overtime maintenance of way crews repairing storm damage, T&E crews completing their work as opposed to calling out an additional 8 hour straight time crew — that said, we’ve reduced overtime expenses aggressively — about 43% in the first four months — and the run rate is even higher than that. May’s reduction is running about 50%.

Cars Stored 8 Total: 34,576 With business volumes down, we now have over 34,000 cars in storage. In response, our Mechanical department — which is responsible for maintaining rail cars and locomotives has initiated various cost reduction initiatives. As an example, we have had aggressive car programs for the last several years running in the $50 million range. This year we scaled back to $3 million. We have also reduced wheel set replacements and reduced fleet maintenance. As volumes have reduced we’ve reduced Mechanical staffing. Between furloughed employees and attrition we’re down about 700 Mechanical employees, or 13%.

Locomotives Stored 9 Similarly, as demand weakened we placed more locomotives in storage, enabling us to reduce associated repair and maintenance expenses. We’re now approaching 700 locomotives in storage. Reduction to locomotive programs are: 116 EMD Engine Overhauls 224 Truck overhauls for 112 Locos 154 Locomotive Paints At this point we’ve pulled $92.5 million out of our original Mechanical department expense budget on an annualized basis. That will grow.

24% Reduction: Track and Signal Materials 24% Reduction: Equipment & Machine Repair Expense 9% Fewer Work Trains 10% Reduction: Straight Time Labor 28% Reduction: Maintenance Programs - Rail Grinding, Ballast Cleaning, Thermit Welding, Track Undercutting Engineering Budget Reductions A strong physical plant is the basis of a solid safety program and key to running an efficient and “on-time” network. While maintaining our network our Engineering group has identified ways to reduce expenses and has been able to reduce track and signal material expenses an average 24%. In addition, equipment and machine repair expenses have been reduced 24%. If there’s a silver lining in the economic outlook, it is that we are taking advantage of the larger maintenance windows afforded by reduced traffic levels to conduct needed maintenance and upgrades of track structure with fewer service disruptions and in much less time. These productivity gains have been a factor in reducing expenses, with 9% fewer work trains and a 10% reduction in straight time labor. Other reductions include: 28% reduction in maintenance programs such as rail grinding, ballast cleaning, Thermit welding and track undercutting Altogether, we’ve reduced $100 million from the original Engineering expense budget. Speaking of operating expenses as a whole, during the first quarter we reduced expenses 6.9% In April we reduced operating expenses 12.5% and May will exceed April. So you see we’ve been aggressive reducing our operating expenses.

Composite Service Performance 2008 vs 2009 Comparison 4 pts. Improvement: 7 pts. 5 pts. But again, all these initiatives have been accomplished while assuring continued high levels of service to our customers and with an eye toward future growth. We have, in fact, been able to push our service levels even higher even as we’ve implemented these cost saving initiatives. And, as you’ll hear this morning... we will continue to do so. Dee Smith will describe how our Operating Plan Developer will improve asset utilization; Fred Ehlers will explain how our new Unified Train Control System improves train operating consistency and reliability throughout our system; Coleman Lawrence will demonstrate how LEADER, Locomotive Engineer Assist Display Event Recorder, improves engineer operating performance while reducing fuel costs; Tom Werner will discuss the Remote Intelligent Terminal which will improve car movement reporting and service measurement; And Mike Wheeler will bring you up to date on our initiatives in workforce productivity. I would now like to introduce you to Dee Smith, Director Transportation Service Design. Dee?